Exhibit 99.1

Aditxt Subsidiary Pearsanta Completes the Acquisition of Proprietary Adductomics Technology to Develop and Advance the Platform toward Clinical and Commercial Applications for Monitoring Early Signs of Increased Cancer Risk

Acquisition is key to Pearsanta’s mission of addressing cancer through early detection and prevention

Pearsanta plans further validation and regulatory submissions to support commercialization within its Richmond, Virginia CLIA/CAP-certified monitoring center and laboratories

MOUNTAIN VIEW, Calif., March 24, 2025 – (BUSINESS WIRE) – Aditxt, Inc. (NASDAQ: ADTX) (“Aditxt” or the “Company”), a social innovation platform accelerating promising health innovations, today announced that its subsidiary, Pearsanta, Inc. (“Pearsanta”), has acquired key patents related to adductomics-based DNA damage detection, which it believes will further strengthen its position in the cancer prevention-focused diagnostic industry.

Pearsanta acquired the patents in exchange for the issuance of Pearsanta Convertible Preferred Stock in a transaction valued at approximately $1 million. Over the next two to three years, Pearsanta will seek to advance clinical validation, regulatory submissions, and commercialization efforts to integrate this technology into its diagnostic portfolio.

The acquisition aligns with Pearsanta’s mission to advance early cancer detection and prevention that is globally accessible. Mitomic® Technology, Pearsanta’s proprietary platform, uses mitochondrial DNA biomarkers designed for non-invasive cancer detection. With the addition of adductomics-based DNA damage analysis, Pearsanta is expanding its capabilities to assess carcinogen exposure and genomic instability before permanent mutations occur, reinforcing its commitment to proactive cancer risk assessment.

Enhancing Early Cancer Detection with Adductomics

The acquired patents cover proprietary advancements in DNA adduct detection and analysis, providing the capability to assess genomic instability caused by environmental toxins and metabolic byproducts. DNA adducts—chemical modifications to DNA nucleotides caused by carcinogens—are among the earliest detectable indicators of cancer risk.

Pearsanta intends to develop this platform into a comprehensive, panoramic assessment tool for DNA adducts, utilizing urine, blood or solid tissue samples to provide actionable insights into DNA damage before mutations occur. This approach has the potential to identify environmental or biological factors contributing to cancer risk, offering earlier intervention strategies for individuals at elevated risk.

Advancing Toward Commercialization

Pearsanta is advancing a strategic development plan to bring adductomics-based diagnostics to market, focusing on:

●	Clinical validation to confirm the technology’s effectiveness in assessing cancer risk.

●	Regulatory submissions to support integration into Laboratory Developed Tests (LDTs) and future FDA pathways.

●	Scalability within CLIA/CAP-certified laboratories, seeking to ensure clinical access and, ultimately, commercial adoption.

Over the next two to three years, Pearsanta aims to incorporate adductomics-based screening into its expanding portfolio of precision oncology solutions, reinforcing its commitment to shifting cancer diagnostics from late-stage detection to proactive prevention.

Pearsanta’s Role in the Future of Cancer Prevention

Current cancer diagnostics predominantly detect tumors after they have developed, leaving patients with limited treatment options that are often costly and less effective. Pearsanta’s approach, strengthened by the acquisition of adductomics technology, represents a new frontier in cancer prevention, potentially facilitating identification of DNA damage at its earliest molecular stages—before irreversible mutations occur.

“We envision a world where cancer risk can be assessed before symptoms appear, giving patients and physicians the opportunity to intervene when it matters most,” said Chris Mitton, President of Pearsanta. “We believe that Pearsanta is uniquely positioned to shift cancer care from reactive treatment to proactive prevention. This advancement has the potential to redefine cancer care by enabling earlier risk assessment, allowing individuals to adjust lifestyle factors, reduce exposure to carcinogens and adopt personalized prevention strategies. In underserved regions, where access to oncology treatments remains limited, we believe that adductomics-based screening could provide a cost-effective tool for early cancer risk assessment, empowering preventive measures when they are most effective.”

Additionally, by detecting DNA damage before disease progression, this technology has the potential to lower the overall economic burden of cancer, reducing the reliance on late-stage treatments and hospitalizations.

“Pearsanta’s acquisition reflects Aditxt’s commitment to driving innovation with the potential of addressing some of the most pressing health challenges such as cancer,” said Amro Albanna, Co-Founder, Chairman, and CEO of Aditxt. “We believe that this technology has the potential to redefine how we assess and mitigate cancer risk, which could reshape the future of early detection and prevention of cancer.”

About Pearsanta

Pearsanta is at the forefront of precision health, focusing on early cancer detection through advanced diagnostic technologies. Its proprietary Mitomic Technology Platform leverages the unique properties of mitochondrial DNA to detect cancer and other diseases with high accuracy via non-invasive, blood-based liquid biopsy tests. Pearsanta’s asset portfolio also includes a range of other innovative diagnostic technologies, all aimed at transforming early disease detection and monitoring, enabling more informed treatment decisions and ultimately improving patient outcomes. For more information, please visit www.pearsanta.com.

About Aditxt

Aditxt, Inc.® is a social innovation platform dedicated to accelerating promising health innovations. Aditxt’s ecosystem of research institutions, industry partners, and shareholders collaboratively drives its mission to “Make Promising Innovations Possible Together.” The innovation platform is the cornerstone of Aditxt’s strategy, where multiple disciplines drive disruptive growth and address significant societal challenges. Aditxt operates a unique model that democratizes innovation, ensures every stakeholder’s voice is heard and valued, and empowers collective progress.

Aditxt currently operates two programs focused on immune health and precision health. The Company plans to introduce two additional programs dedicated to public health and women’s health. For these, Aditxt has entered into an Arrangement Agreement with Appili Therapeutics, Inc. (“Appili”) (TSX: APLI; OTCPink: APLIF), which focuses on infectious diseases, and a Merger Agreement with Evofem Biosciences, Inc. (“Evofem”) (OTCQB: EVFM). Each program will be designed to function autonomously while collectively advancing Aditxt’s mission of discovering, developing and deploying innovative health solutions to tackle some of the most urgent health challenges. The closing of each of the transactions with Appili and Evofem is subject to several conditions, including but not limited to approval of the transactions by the respective target shareholders and Aditxt raising sufficient capital to fund its obligations at closing. These obligations include cash payments of approximately $17 million for Appili and $17 million for Evofem, which includes approximately $15.2 million required to satisfy Evofem’s senior secured noteholder; should Aditxt fail to secure these funds, Evofem’s senior secured noteholder is expected to seek to prevent the closing of the merger with Evofem. On Dec. 23, 2024, Evofem announced the cancellation of its special stockholders meeting and the withdrawal of the merger proposal with Aditxt from consideration by the stockholders. No assurance can be provided that all of the conditions to closing will be obtained or satisfied or that either of the transactions will ultimately close.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to finance and execute its strategic M&A initiatives; the Company’s ability to obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth, and strategies; the Company’s ability to raise additional capital; expected usage of the Company’s ELOC and ATM facilities; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in Aditxt’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Aditxt, Inc.

Corporate Communications
Jeff Ramson, PCG Advisory, Inc.
T: 646-863-6893